EX -23.p.1
NATIONWIDE MUTUAL FUNDS
NATIONWIDE VARIABLE INSURANCE TRUST
CODE OF ETHICS
(As Most-Recently Amended December 3, 2008)
The Board of Trustees (each, a “Board,” and collectively, the “Boards”) of each of the Nationwide Mutual Funds and Nationwide Variable Insurance Trust (each, a “Trust” and collectively, the “Trusts”) has adopted this Code of Ethics (the “Code”), in accordance with Rule 17j-1 (the “Rule”) under the Investment Company Act of 1940, as amended (the “Act”).
The Rule makes it unlawful for any affiliated person of, or principal underwriter for the Trusts, or any affiliated person of an investment adviser of, or principal underwriter for the Trusts, in connection with the purchase or sale, directly or indirectly, by such persons of securities held or to be acquired by the Trusts:
1.	to employ any device, scheme or artifice to defraud a Trust;

2.	to make to a Trust any untrue statement of a material fact or omit to state to a Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3.	to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Trust; or

4.	to engage in a manipulative practice with respect to a Trust.
While affirming its confidence in the integrity and good faith of all of its officers and trustees, each Trust recognizes that certain personnel have or may have knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by the Trust. Furthermore, if such individuals engage in personal Covered Securities transactions, these individuals could be in a position where their personal interests may conflict with the interests of the Trusts. Accordingly, this Code is designed to prevent conduct that could create an actual or potential conflict of interest with the Trusts.

A.	DEFINITIONS
1)	“Access Person” means any directors (or trustee), officer, general partner, or Advisory Person (as defined below) of a Trust or of an Adviser.

2)	“Adviser” means any person or entity acting as an investment adviser or sub-adviser to a Trust pursuant to an agreement with the Trust.

3)	“Advisory Person” means (a) any director (or trustee), officer, general partner or employee of a Trust or Adviser (or of any company in a control relationship to the Trust or Adviser)
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who, in connection with his or her regular functions or duties, makes, participates in, or has access to or obtains information regarding the purchase or sale of a Covered Security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to a Trust or an Adviser who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Covered Securities by the Trust.
4)	“Beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person is considered a “beneficial owner” as defined in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect opportunity to profit or share in any profit derived from a transaction in the Covered Securities.

A person is normally regarded as the beneficial owner of Covered Securities with respect to:
(a)	Covered Securities that are held by the individual or by members of the individual’s immediate family sharing the same household (including, but not limited to a husband, wife, domestic partner, minor child or relative); or

(b)	The person’s interest in Covered Securities held in a discretionary or trust account; or

(c)	The person’s right to acquire equity Covered Securities through the exercise or conversion of stock options, warrants or convertible debt, whether or not presently exercisable; or

(d)	Covered Securities held in any other account for which the person has investment discretion or authority[1].
5).	“Chief Compliance Officer” or “CCO” means the Chief Compliance Officer of the Trusts or the CCO’s designee, as applicable.

6).	“Control” shall have the same meaning as set forth in Section 2(a)(9) of the Act.

7).	“Covered Security” means a security as defined in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the United States government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of money market funds, shares of registered open-end investment companies (other than Reportable Funds (as defined in A(16)) and shares issued by unit investment trusts that are invested in shares of registered open-end investment companies that are not Reportable Funds.

8).	“Disinterested Trustee” means a trustee of a Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the Act.

[1]	Accounts which are contracted client accounts of the Adviser are excluded from the definition of Beneficial Ownership for purposes of this Code.
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9).	“Fund” means an investment company registered under the Act.

10).	“Investment Personnel” means (a) any employee of a Trust or an Adviser, (or of any company in a control relationship to a Trust or an Adviser) who, in connection with his or her regular functions or duties, makes or participates in the making of recommendations regarding the Trust’s purchase or sale of securities (including analysts providing information and advice to Portfolio Managers or traders effecting the execution of a Portfolio Managers’ decisions) or (b) any natural person who controls a Trust or an Adviser and who obtains information concerning recommendations to a Trust regarding the purchase or sale of securities by a Trust.

11).	“Market Timing” shall mean the purchasing and selling of Fund shares on a short-term basis and in a manner that is contrary to the frequent trading policy of the Fund as disclosed in its then-current prospectus.

12).	“NFG” shall mean Nationwide Funds Group and shall include: Nationwide Fund Advisors (“NFA”) and Nationwide Fund Distributors LLC (“NFD”).

13).	“Portfolio Managers” mean those individuals who, in connection with their regular duties, are entrusted with the direct responsibility and authority to make investment decisions affecting a Trust.

14).	“Principal Underwriter” shall have the meaning set for in Section 2(a)(29) of the Act.

15).	“Purchase or sale of a Covered Security” includes, among other things, the writing of an option to purchase or sell a Covered Security.

16).	“Reportable Fund” means (i) any series of Nationwide Mutual Funds or Nationwide Variable Insurance Trust; (ii) any Fund for which NFG serves as an investment adviser, or (iii) any Fund whose investment adviser (including sub-advisers) or principal underwriter controls, is controlled by, or is under common control with any Adviser to the Trusts.

17).	“Security held or to be acquired” by a Trust means (a) any Covered Security which, within the most recent 15 calendar days, is or has been held by a Trust or is being or has been considered for purchase by a Trust or its Adviser for purchase by the Trust; and (b) any option to purchase or sell and any security convertible into or exchangeable for, a Covered Security described in subpart (a) of this definition.
B.	STATEMENT OF GENERAL PRINCIPLES AND STANDARD OF CONDUCT

It is the duty of all Access Persons to place the interests of each of the Trusts and its shareholders first at all times. Consistent with that duty, all Access Persons and Investment Personnel of each Trust must (1) conduct all personal Covered Securities transactions in a manner that is consistent with this Code; (2) avoid any actual or potential conflict of personal interest with the interests of a Trust and its shareholders; (3) adhere to the fundamental standard that they should not take inappropriate advantage of their positions of trust and responsibility;
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(4) safeguard material non-public information about client transactions including disclosure of portfolio holdings; and (5) comply with all federal securities laws.
This Code applies to transactions in Covered Securities for personal accounts of all Access Persons and any other accounts in which they have any beneficial ownership. It imposes certain investment restrictions and prohibitions and requires the reports set forth below. If Access Persons become aware of material non-public information or if a Trust is active in a given Covered Security, some personnel may find themselves “frozen” in a position. No Trust will bear any losses in personal accounts resulting from the implementation of any portion of the Code.
This Code is not intended to cover Access Persons of the Trusts’ Advisers and Principal Underwriter if such Advisers and Principal Underwriter have adopted their own Codes of Ethics under the Rule and the CCO of the Trusts receives: (i) an annual certification that such code of ethics was adopted pursuant to the Rule, and is sufficient to satisfy the requirements of the Rule; (ii) at least once per year, a written report that describes any issues that arose during the previous twelve months under such other code of ethics, including any material violations, and any resulting sanctions, related only to the Access Person(s); (iii) a quarterly report of all material violations of such other code of ethics by any person who is an Access Person; and (iv) prompt written notice of all material amendments to such other code of ethics.
C.	GENERAL PROHIBITIONS
1)	All Access Persons shall keep all information pertaining to the Trusts’ portfolio transactions and holdings confidential. No person with access to (a) non-public Covered Securities holdings or (b) recommendations or pending securities transactions and holdings should disclose this information to any person, unless such disclosure is made in connection with the performance of his or her regular functions or duties. Special care should be taken to avoid discussing confidential information in circumstances that would disclose this information to anyone who would not have access to such information in the normal course of events.

2)	No Access Person shall utilize information concerning prospective or actual portfolio transactions in any manner which might prove detrimental to the interests of a Trust.

3)	No Access Person shall purchase, sell, or exchange shares of any series of the Trusts while in possession of material non-public information concerning the portfolio holdings of any series of the Trusts.

4)	No Access Person shall disclose “non-public” information concerning the portfolio holdings of any series of the Trust to anyone who does not have a legitimate business need for such information that is consistent with the interests of the Trust.

5)	No Access Person shall use his or her position for his or her personal benefit or attempt to cause a Trust to purchase, sell or hold a particular Covered Security when that action may reasonably be expected to create a personal benefit for the Access Person.
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6)	No Access Person shall engage in any act, practice or course of conduct that would violate the provisions of the Rule.

7)	No Access Person shall engage in, or help others engage in Market Timing in the shares of the series of the Trusts, or any other Funds that have a policy against Market Timing. This prohibition does not apply to short-term transactions in money market funds, unless they are part of a Market Timing strategy involving other Funds, nor does it apply to contributions to a 401(k) program or an automatic reinvestment program. However, this prohibition does apply to internal transfers within a 401(k) plan to the extent such transactions violate a Fund’s policy against Market Timing. Any profits derived by an Access Person as a result of such impermissible Market Timing may be subject to disgorgement at the discretion of the CCO and subject to Board approval.

8)	No Access Person shall engage in, or help others engage in, late trading of Funds for any purpose. Late trading is defined as entering or canceling any buy, sell, transfer, or exchange order after the close of the regular trading on the New York Stock Exchange (generally, 4:00 p.m., Eastern Time) or such other time designated in a Fund’s prospectus as the timing of calculation of the Fund’s net asset value.
D.	PERSONAL TRADING RESTRICTIONS

For purposes of this section, Disinterested Trustees shall be excluded from the personal trading restrictions described below; however, a Disinterested Trustee may be required to pre-clear a transaction in a covered security if they have knowledge that the Funds have purchased or sold the same security within the most recent 15-day time period. Additionally, Disinterested Trustees must pre-clear transactions in a Covered Security if they have knowledge that a Fund intends to purchase or sell the same security within 15 days. If required to pre-clear a security, Disinterested Trustees would be subject to a same-day blackout, as described in Section D.6(a), below.

In addition, an Access Person of the Trust that is subject to another code of ethics adopted pursuant to the Rule, shall be excluded from the trading restrictions and pre-clearance requirements described below, so long as certain conditions stated in Section F are met.
1)	Short Selling and Margin Accounts

Access Persons are not permitted to enter into short sales or trade on margin.

2)	Initial Public Offerings (“IPOs”)

Except as described below, Access Persons are prohibited from acquiring any Covered Security in an IPO. Access Persons may, however, request and receive approval to participate in an IPO in certain limited circumstances. In approving any such request, the onus for substantiating and documenting compliance with the Code rests on the individual seeking approval. Also, notwithstanding submission of substantiating documentation approval may be withheld if the reviewing Compliance personnel believe that an actual or potential conflict of interest exists with respect to a Trust. Approval to invest in an IPO shall
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be valid for the period of time stated in the approval, but may be withdrawn at any time prior to the Access Person’s purchase in the IPO.

3)	Private Placements

Access Persons investing in private placements of any kind must obtain prior written approval from the Adviser’s Fixed Income and Equity Chief Investment Officers or person or persons acting in such capacities (CIOs) and the CCO. In determining whether to grant such prior approval, the CIOs and CCO shall determine (among other factors) whether the investment opportunity should be reserved for a Trust(s) and its shareholders, and whether the opportunity is being offered to the individual by virtue of his or her position with a Trust or an Adviser. Access Persons who have been authorized to acquire Covered Securities in a private placement must disclose such investment when they are involved in, or have knowledge of, any subsequent consideration of an investment by a Trust in that issuer. In such circumstances the appropriate CIO(s), or their designee, with no personal interest in the particular issuer, shall independently review, and approve or disapprove the decision to purchase that issuer’s Covered Securities on behalf of the Trust.

All Access Persons requesting private placement approval must complete a Private Placement Approval Request Form (attached as Exhibit E of this Code) and submit the form with supporting documentation to the CCO. Approval to invest in a private placement shall be valid for the period of time stated in the approval, but may be withdrawn at any time prior to the Access Person’s purchase in the private placement.

New Access Persons must disclose pre-existing private placement securities on their Initial Holdings Report, and must complete and return to the CCO, the Private Placement Approval Request Form, (Exhibit E of this Code) for review by the CIO and CCO. Access Persons may be required to liquidate/terminate their investment in a private placement if deemed by the CIO and CCO to be a conflict of interest.
4)	Pre-clearance

Except as set forth below Access Persons are required to pre-clear personal Covered Securities transactions (excluding those exempted under Section D(7)) and transactions in Reportable Funds with the CCO or the CCO’s designee.

Access Persons must obtain approval from the CCO or his designee prior to entering into any purchase or sale of any Reportable Fund, with the exception of money market funds and Reportable Funds purchased through an automatic contribution or reinvestment program (such as a 401(k) contribution), provided that the initial position or the acquisition of such position is pre-cleared and disclosed on the Initial Holdings Report, Quarterly Disclosure and / or Annual Holdings Report.

Disinterested Trustees are only required to pre-clear a transaction in a Covered Security if:
➢	During the 15 day period before their proposed trade, the Disinterested Trustee has knowledge that the Fund either purchased or sold the same security; OR
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➢	The Disinterested Trustee has knowledge that within the 15 day period after their trade, the Fund intends to, or is considering, purchasing or selling the same security.
Please note that in the limited circumstances where a Disinterested Trustee would be required to pre-clear a trade, the Disinterested Trustee also has a requirement to report the trade as described in Section F(2).

Requests for pre-clearance should be made in writing via E-mail to the NFG Compliance mailbox. Pre-clearance requests must include the type of transaction (e.g. buy or sell), the security name, security symbol / CUSIP, the number of shares (or investment amount), the brokerage account name and account number.

Transactions should not be placed for execution until pre-clearance approval has been received. Pre-clearance approval is good only for the day received; therefore, orders should be placed as market or day limit orders.

If for any reason the trade is not executed on the day on which pre-clearance approval is received, the Access Person must submit a new request and receive approval prior to placing any subsequent order.
(5)	30 Day Holding Period
Access Persons must maintain any position in a Reportable Fund, with the exception of money market funds, for at least thirty (30) calendar days before they can be sold or exchanged. Exceptions to this policy will be considered in hardship situations, but must be approved in writing in advance by the CCO or his designee.

Additionally, Investment Personnel shall not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Securities within thirty (30) calendar days. Trades made in violation of this policy should be unwound, if possible. Investment Personnel are responsible for monitoring their own trading activities to comply with the 30 Day Holding Period requirement. Any violation of the foregoing restriction may result in the disgorgement of all profits from the transactions, as well as other possible sanctions. For purposes of this section, calculation of profits will be based on a “last-in, first-out” (LIFO) basis.
(6)	Blackout Period
(a)	Same Day
Except as set forth below Access Persons are prohibited from executing any personal Covered Securities transaction, excluding transactions in Reportable Funds, on a day when a Trust has a pending buy or sell order in that same Covered Security.
(b)	Seven Day
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All Investment Personnel are prohibited from executing any personal Covered Securities transactions, excluding transactions in Reportable Funds, within seven (7) calendar days before or after the day any series of the Trusts trades in that Covered Security.
(c) Trades made in violation of these blackout periods should be unwound, if possible. Any violation of the foregoing restrictions may result in disgorgement of all profits from the transactions, as well as other possible sanctions.
(7)	Exempted Transactions
The prohibitions of Section (D)(4) Pre-clearance; (D)(5) 30 Day Holding Period; and (D)(6) Black-Out Period of this Code shall not apply to:
(a)	purchases or sales effected in any account over which the Access Person or Investment Personnel has no direct or indirect influence, control, investment discretion or authority;

(b)	purchases or sales which are non-volitional[2] on the part of the Access Person, Investment Personnel or a Trust;

(c)	subsequent purchases which are part of an automatic dividend reinvestment plan or automatic direct purchase plan;

(d)	purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

(e)	purchases or sales effected by an Adviser on behalf of a hedge fund managed by such Adviser; or

(f)	purchases or sales of the securities listed on Exhibit D of the Code.
(8)	Gifts
No Access Person shall seek or accept anything of more than de minimis value, either directly or indirectly, from broker-dealers or other persons, which to the actual knowledge of the Access Persons, do business or might do business with a Trust. For purposes of this provision, the following gifts will not be considered to be in violation of this section: (a) an occasional meal; (b) an occasional ticket to a sporting event, the theater or comparable entertainment; and (c) other gifts of nominal cost.

[2]	Non-volitional purchases or sales include those transactions that do not involve a willing act or conscious decision on the part of the trustee, officer or employee. For example, shares received or disposed of by Access Persons or Investment Personnel in a merger, recapitalization or similar transaction ordinarily are considered non-volitional.
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(9)	Board of Directors
Investment Personnel are prohibited from serving on the boards of directors of publicly traded companies, without written authorization by the CCO. Such authorization should be based upon a determination that the board service would be consistent with the interests of the Trust and its shareholders. Where service on a board of directors is authorized, Investment Personnel serving as directors should be isolated from those making investment decisions regarding the company through “Chinese Wall” procedures.
E.	MARKET TIMING

All Access Persons are expected to read and understand the definition of “Market Timing” (Section A(12)) and adhere to the Code’s specific requirements in this regard. Market Timing is prohibited in any Fund; if it is determined that personal trading activities violate these restrictions, the Trusts reserve the right to impose such sanctions as deemed appropriate.

To ensure that the Code’s requirements are met and to comply with the Securities and Exchange Commission’s (“SEC”) objective for enhanced disclosure, Access Persons, excluding Disinterested Trustees, must report on a quarterly basis to the CCO certain transactions in Reportable Funds (excluding money market funds) in all accounts for which they have Beneficial Ownership.

All sales, all exchanges and all new purchases in Reportable Funds must be disclosed on a quarterly basis by Access Persons. On-going purchases made through an automatic contribution or reinvestment program (such as a 401k contribution) are not required to be reported provided that the initial position has been disclosed or reported on the Initial Holdings Report, Quarterly Transaction Report and / or the Annual Holdings Report.

All Access Persons, except for Disinterested Trustees and other officers and directors who are not employees of NFG, must read, complete and return Exhibit F of this Code, which acknowledges and permits the CCO, or his designee, to monitor activity in any Nationwide Savings Plan, including 401(k) activities and other Nationwide non-qualified deferred compensation benefit plans. New 401(k) participants must disclose in writing their enrollment in the Nationwide Savings Plan (401(k)) to the CCO by completing and returning Exhibit F of the Code.

F.	REPORTING, DISCLOSURE AND CERTIFICATION REQUIREMENTS

So long as an Access Person of the Trust is subject to another code of ethics adopted pursuant to the Rule, such Access Person shall be excluded from the trading restrictions, pre-clearance requirements, and reporting, filing and certification requirements of this Code, as described in Sections D and F, provided that the CCO of the Trusts receives (i) an annual certification that such other code of ethics was adopted pursuant to the Rule, and is sufficient to satisfy the requirements of the Rule; (ii) at least once per year, a written report that describes any issues that arose during the previous twelve months under such other code of ethics, including any material violations, and any resulting sanctions, related only to the
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Access Person(s); (iii) a quarterly report of all material violations of such other code of ethics by any person who is an Access Person; and (iv) prompt written notice of all material amendments to such other code of ethics.

Each Disinterested Trustee who would be required to make reports pursuant to this Section F solely by reason of being a trustee of a Trust, shall be exempt from the reporting obligations described below. However, a Disinterested Trustee might be required to submit a Quarterly Report under certain circumstances, as described under 2(b) below.
(1)	Initial Holdings Reports
(a)	Access Persons shall disclose to the CCO, the information described in sub-paragraph (1)(b) of this Section with respect to all Covered Securities in which such person has any direct or indirect beneficial ownership of the Covered Security.

(b)	The Initial Holdings Report shall be made on the form attached as Exhibit A and shall contain the following information:
i.	the name of the security, security symbol or CUSIP, type of security, number of shares and principal amount of each Covered Security and type of interest (direct or indirect) in which the Access Person had beneficial ownership when the person became an Access Person;

ii.	the name of any broker, dealer, bank, plan administrator or other institution with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

iii.	the date that the report is submitted by the Access Person and the date as of which information is current.
(c)	The Initial Holding Report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.
New Access Persons are required to submit an Initial Holdings Report no later than 10 days after the person becomes an Access Person. All Initial Holdings Reports shall provide information that is current as of a date no more than 45 days before the Initial Holdings Report is submitted.
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(2)	Quarterly Reports
(a)	Access Persons shall disclose to the CCO or his designee, the information described in sub-paragraph (2)(c) of this Section with respect to transactions in any Covered Securities in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership of the Covered Security.

(b)	Each Disinterested Trustee who would be required to make a report solely by reason of being a trustee of a Trust, need only submit a Quarterly Report to report those transactions in Covered Securities if the Disinterested Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Trustees, should have known that during the 15-day period immediately before or after the Trustees’ transaction in a Covered Security, the Trust purchased or sold the Covered Security, or the Trust or its Adviser considered purchasing or selling the Covered Security.

(c)	Reports required to be made under this Paragraph (2) shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. All Access Persons shall be required to submit a report for all periods including those periods in which no Covered Securities transactions were effected. A report shall be made on the form attached hereto as Exhibit B or on any other form containing the following information:
i.	the date of the transaction, the name of the Covered Security, security symbol or CUSIP, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

ii.	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

iii.	the price at which the transaction was effected;

iv.	the name of the broker, dealer, bank, plan administrator or other institution with or through whom the transaction was effected and the account number where the security is held; and

v.	the date the report is submitted.
(d)	Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

(e)	All Access Persons shall direct their brokers to supply duplicate copies of all monthly brokerage statements (excluding confirmations) for all Covered Securities held in any accounts in which the Access Person is a Beneficial Owner to the CCO, or his designee, on a timely basis. Duplicate copies of the Nationwide 401(k)
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Savings Plan or other Nationwide deferred compensation program statements do not need to be sent; however the Compliance Department reserves the right to modify this exception or request such information on an ad-hoc basis.

With respect to any new account established by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person shall report the following information:
i.	the name of the broker, dealer, bank, plan administrator or other institution with whom the Access Person established the account;

ii.	the date the account was established; and

iii.	the date the report is submitted.
(3)	Annual Holdings Reports
(a)	Access Persons shall report to the CCO the information described in sub-paragraph (3)(c) of this Section with respect to all personal Covered Securities holdings on an annual basis on the Form attached as Exhibit C within 30 days after the end of the calendar year.

(b)	Access Persons required to submit such Annual Report shall provide information on personal Covered Securities holdings that is current as of a date no more than 30 days before the Annual Report is submitted.

(c)	Reports required to be made under this paragraph (3) shall contain the following information:
i.	the name of the security, security symbol or CUSIP, number of shares and principal amount of each Covered Security and type of interest (direct or indirect) in which the Access Person had any direct or indirect beneficial ownership;

ii.	the name of any broker, dealer, bank, plan administrator or institution with whom the Access Person maintains an account and the account number in which any Covered Securities are held for the direct or indirect benefit of the Access Person; and

iii.	the date that the report is submitted by the Access Person and the date as of which the information is current.
(d)	The Annual Holdings Report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

(4)	Certification of Compliance with Code of Ethics
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All Access Persons shall be provided with a copy of this Code and any amendments, hereto, and all Access Persons shall certify annually that:
(a) they have received, read and understand the Code and recognize that they are subject to its provisions;
(b) they have complied with the requirements of the Code; and
(c) to the extent applicable, they have reported all personal Covered Securities transactions required to be reported pursuant to the requirements of the Code.
New Access Persons may make such acknowledgement on their Initial Holdings Reports.
(5)	Personal Brokerage Accounts
(a)	No Access Person shall open a personal brokerage account directly or indirectly without obtaining prior authorization from the Chief Compliance Officer or his designee. A New Account Request Form, attached hereto as Exhibit G, must be completed and submitted to the Chief Compliance Officer or his designee for approval in advance of opening a new account.

(b)	All Access Persons shall provide the CCO with a listing of all brokerage accounts in which the Access Person has a direct or indirect interest upon commencing employment and on an annual basis thereafter. These reports may be made using Exhibits A or C, as applicable. Upon commencing employment and or on an annual basis thereafter, Access Persons required to obtain such authorization shall provide to the Chief Compliance Officer a listing of all brokerage accounts in which the person has direct or indirect interest, as described in Paragraphs (1) and (3) of this Section.

(c)	No Access Person shall request or receive any financial benefit or special dealing benefits for any personal brokerage account, which are not made available to the general public on the same terms and conditions, and is requested or received based in significant part on their relationship to the Trusts.
(6)	Review of Reports and Notification
The Trusts’ CCO will appoint Compliance personnel to (i) review all brokerage account statements and (ii) Initial, Quarterly and Annual Holdings Reports to detect conflicts of interest and abusive practices. In addition, the Chief Compliance Officer or his designee, shall notify each Access Person that he or she is subject to the reporting requirements provided under this Code and shall deliver a copy of this Code to each Access Person upon request.
(7)	Responsibility to Report
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The responsibility for reporting is imposed on each Access Person required to make a report to ensure that the CCO or his designee is in receipt of timely and complete reports. Efforts on behalf of the Access Person by other services (e.g., brokerage firms) do not change or alter the Access Person’s responsibility. Late reporting is regarded as a direct violation of the Code and will be treated accordingly. Individuals who neglect their responsibility for appropriate reporting as defined in Sections F(1), (2), (3), (4) and (5) of this Code will be subject to sanctions including suspension of pre-clearance privileges, fines, and, in appropriate cases, termination, and will be given written notice of the violation, which will be submitted to the Trust’s Boards of Trustees (or an appropriate Committee of the Boards of Trustees) for review and possible further disciplinary action.

G.	REPORTING OF VIOLATIONS TO THE BOARDS

All Access Persons shall promptly report any possible violations of this Code to the CCO. The CCO shall timely report all material violations and apparent violations of this Code and the reporting requirements thereunder to the Boards of Trustees of the Trusts (or an appropriate Committee of the Boards of Trustees).

H.	BOARD APPROVAL

The CCO shall submit for approval by the Board of Trustees any material amendments to the Code no later than six months after adoption of such amendments.

The Board of Trustees must also approve the Codes of Ethics for each adviser, sub-adviser, or principal underwriter of the Trust and any material amendments no later than six months after the adoption of such amendments.

I.	ANNUAL REPORTING

Each Trust shall prepare a written annual report relating to its Code to the Boards of Trustees of the Trust (or to an appropriate Committee of the Boards of Trustees). Such annual report shall:
(1)	summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

(2)	identify any material violations requiring significant remedial action and sanctions imposed during the past year;

(3)	identify any recommended changes in the existing restrictions or procedures based upon experience under its Code, evolving industry practices or developments in applicable laws or regulations; and

(4)	certify that the Trust has adopted procedures reasonably necessary to prevent Access Persons from violating its Code.
Section: 1.05

J.	SANCTIONS

Access Persons are expected to observe the highest standards of professional conduct when conducting their business and may be held personally liable for any improper or illegal acts committed during their tenure. Upon discovering a violation of the Code, the Chief Compliance Officer and/or the Boards of Trustees of the Trust may impose such sanctions as they deem appropriate including, among other things, issuing a letter of censure, suspending or terminating the employment of the violator or referring the matter to the appropriate regulatory or governmental authority.

The Trust in its sole and absolute discretion, reserves the right to direct Access Persons to cancel or unwind any trade which could result at a loss to such Access Persons. From time to time, access Persons may also have positions frozen due to potential conflicts of interest or the appearance of impropriety. The Trust may, in its sole and absolute discretion, suspend or revoke the trading privileges of Access Persons at any time. The Trust’s commitment to integrity and ethical behavior remains constant. Every one of us, every day, must reflect the highest standards of professional conduct and personal integrity. Good judgment and the desire to do what is right are the foundation of our reputation.

Any situation that may create or even appear to create a conflict between personal interests and the interests of the Trust must be avoided. It is essential to disclose any questionable situations to Compliance as soon as such situation arises.

K.	GROUNDS FOR DISQUALIFICATION FROM EMPLOYMENT

Pursuant to the terms of Section 9(a) of the Act, no person may become or continue to remain an officer, director, Advisory Person or employee of a Trust, an Adviser, or a Principal Underwriter of the Trust without an exemptive order issued by the SEC, if such person:
a.	within the past ten years has been convicted of any felony or misdemeanor involving the purchase or sale of any security or arising out of his or her conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, bank, transfer agent, credit rating agency, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act; or

b.	by reason of any misconduct, is permanently or temporarily enjoined by order, judgment or decree of any court from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, bank, transfer agent, credit rating agency or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity
Section: 1.05

Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.
It is your obligation to immediately report any conviction or injunction falling within the foregoing provisions to the Chief Compliance Officer.
L.	RETENTION OF RECORDS

Each Trust must, at its principal place of business, maintain records in the manner and to the extent set out below and must make these records available to the SEC or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:
(1)	A copy of this Code, or any Code of Ethics which within the past five (5) years has been in effect, shall be preserved in an easily accessible place;

(2)	A record of any violation of this Code, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurred;

(3)	A copy of each report made by an Access Person pursuant to this Code shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it was made, the first two years in an easily accessible place;

(4)	A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

(5)	A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of Covered Securities in a private placement or IPO, as described in Section D(2)-(3) of this Code, for at least five (5) years after the end of the fiscal year in which the approval was granted; and

(6)	A copy of each annual report required under Sections I and B for at least five (5) years after the end of the fiscal year in which it was made, the first two in an accessible place.
Date: Initially Adopted August 8, 2000 and Amended Effective July 1, 2001; November 29, 2001; December 31, 2001; September 18, 2003; February 1, 2005; June 12, 2007, and December 3, 2008.
Section: 1.05

EXHIBIT A
Nationwide Mutual Funds
Nationwide Variable Insurance Trusts
CODE OF ETHICS
INITIAL HOLDINGS REPORT (*)
Please complete the following certification, including Part I and Part II below. You are required to list ALL Covered Securities* and all accounts for which you have “Beneficial Ownership”, as defined in Section A(4) in the Code.
To the CCO of Nationwide Mutual Funds and Nationwide Variable Insurance Trust (the “Trusts”):
1.	I hereby acknowledge receipt of the Code of Ethics of the Trusts.

2.	I have read and understand the Code and recognize that I am subject thereto in the capacity of an “Access Person.”

3.	I hereby certify that I have no knowledge of the existence of a personal conflict of interest which may involve the Trust, such as any economic relationship between my personal securities holdings and securities held or securities to be acquired by the Trust.

4.	As of my start date (Date: ), I had beneficial ownership in the following Covered Securities* (attach additional sheets as necessary).
PART I — COVERED SECURITIES*

Name of the
				Principal	Type of	Institution
	Security			Amount of	Interest	Where
Name of	Symbol/	Type of	Number of	Covered	(direct or	Securities are	Account
Security	CUSIP	Security	Shares	Security	indirect)	Held	Number

Print Name

Section: 1.05

PART II. — ACCOUNTS
As of my start date (Date:______) I had a Beneficial Ownership in the following accounts with the institutions listed below: (attach additional sheets as necessary.)

Institution with Whom			Relationship to
Account Maintained	Account Number	Account Title	Employee
Additional information                      is                     is not attached (please initial appropriate answer).

Signature:

Title:

Date Report Submitted:

(*)	The requested information should be provided for all Covered Securities. Covered Securities are all securities except direct obligations of the United States government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of money market funds, shares of registered open-end investment companies other than Reportable Funds, and shares of unit investment trusts that are invested exclusively in one or more open-end Funds that are not Reportable Funds. Reportable Funds are (i) any series of Nationwide Mutual Funds or Nationwide Variable Insurance Trust; (ii) any Fund for which NFG serves as an investment adviser, or (iii) any Fund whose investment adviser (including sub-advisers) or principal underwriter controls, is controlled by, or is under common control with any Adviser to the Trusts.
Further, the above information is requested for all accounts/transactions over which you have any Beneficial Ownership. Please refer to Section A(4) “Beneficial Ownership” for a complete definition of a person who is regarded as the beneficial owner of Covered Securities.
Please consult the Chief Compliance Officer if you have any questions as to the reporting requirements.
Section: 1.05

EXHIBIT B
Nationwide Mutual Funds
Nationwide Variable Insurance Trust
QUARTERLY SECURITIES TRANSACTIONS REPORT(*)
For the Calendar Quarter Ended:
To the Chief Compliance Officer of Nationwide Mutual Funds and Nationwide Variable Insurance Trust:
     During the quarter referred to above, the following transactions were effected in Covered Securities of which I had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics adopted by Nationwide Mutual Funds and Nationwide Variable Insurance Trust (attach additional sheets as necessary).
☐	Please initial box if No transactions in Covered Securities were effected during this reporting period.

				Interest			Nature of		Institution
				Rate &		Principal	Transaction		Through
Title of	Date of	No. of	Security	Maturity	Security	Amount of	(Purchase,	Account	Whom
Security	Transaction	Shares	Symbol/CUSIP	Date	Price	Transaction	Sale, Other)	Number	Effected
     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the Covered Securities listed above.

Print Name

Section: 1.05

QUARTERLY SECURITIES TRANSACTIONS REPORT(*)
For the Calendar Quarter Ended:
I hereby represent that I previously reported all brokerage accounts in which Covered Securities were held during the quarter referenced above for my indirect or direct benefit. I further understand that in compliance with the Code, I must have copies of my monthly brokerage statements sent to the Chief Compliance Officer and that I must report get approval to open any new account that can hold Covered Securities.
Except as noted in this report, I hereby certify that I have no knowledge of the existence of any personal conflicts of interest which may involve the Trusts, such as any economic relationship between my personal securities holdings and securities held or securities to be acquired by the Trusts.

Signature:

Title:

Date Report Submitted:

(*) The requested information should be provided for all Covered Securities. Covered Securities are all securities except direct obligations of the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of money market funds, shares of registered open-end investment companies other than Reportable Funds, and shares of unit investment trusts that are invested exclusively in one or more open-end Funds that are not Reportable Funds. Reportable Funds are (i) any series of the Nationwide Mutual Funds or Nationwide Variable Insurance Trust; (ii) any Fund for which NFG serves as Adviser, or (iii) any Fund whose investment adviser (including sub-advisers) or principal underwriter controls, is controlled by, or is under common control with any Adviser to the Trusts.
Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership. Please refer to Section A(4) “Beneficial Ownership” for a complete definition of a person who is regarded as the beneficial owner of Covered Securities.
Please consult the Chief Compliance Officer if you have any questions as to the reporting requirements.
Section: 1.05

EXHIBIT C
Nationwide Mutual Funds
Nationwide Variable Insurance Trust
CODE OF ETHICS
ANNUAL HOLDINGS REPORT
     To the CCO:
1.	I have read and understand the Code and recognize that I am subject thereto in the capacity of an “Access Person.”

2.	I hereby certify that, during the year ended December 31, 200___, I have complied with the requirements of the Code and I have reported all Covered Securities transactions, including Reportable Funds, required to be reported pursuant to the Code.

3.	I hereby certify that I have no knowledge of the existence of a personal conflict of interest which may involve the Trust, such as any economic relationship between my personal securities holdings and securities held or securities to be acquired by the Trust.

4.	As of December 31, 200___, I had a direct or indirect beneficial ownership in the following Covered Securities:

				Principal	Type of	Institution
		Security		Amount	Interest	Where
Title of	Type of	Symbol/	Number of	Of Covered	(Direct or	Securities	Account
Security	Security	CUSIP	Shares	Security	Indirect)	are Held	Number

     Print Name:
Section: 1.05

5.	I hereby represent that I maintain the account(s) listed below in which Covered Securities are held for my direct or indirect benefit with the institutions listed below.

Name of Institution	Account Number	Date Established

Name:

Title:

Date Report Submitted:

(*)  The requested information should be provided for all Covered Securities. Covered Securities are all securities except direct obligations of the United States government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of money market funds, shares of registered open-end investment companies other than Reportable Funds, and shares of unit investment trusts that are invested exclusively in one or more open-end Funds that are not Reportable Funds. Reportable Funds are (i) any series of Nationwide Mutual Funds or Nationwide Variable Insurance Trust; (ii) any Fund for which NFG serves as Adviser, or (iii) any Fund whose investment adviser (including sub-advisers) or principal underwriter controls, is controlled by, or is under common control with any Adviser to the Trusts.
Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership. Please refer to Section A(4) “Beneficial Ownership” for a complete definition of a person who is regarded as the beneficial owner of Covered Securities.
Please consult the Chief Compliance Officer if you have any questions as to the reporting requirements.
Section: 1.05

EXHIBIT D2
     Access Persons will not be subject to the Pre-clearance requirements under Section D(4), the Holding requirements under Section D(5), or the Blackout Period under Section D(6) with respect to the following securities:
1.	securities traded on a national exchange whose values are based upon the value or changes in value of broad based market indices[3];

2.	options contracts traded on a national exchange on (a) securities described in item 1 or (b) broad based market indices [4]; and

3.	the following specifically enumerated securities traded on a national securities exchange:

Name	Symbol
AMEX Airline Index	XAL
AMEX Biotechnology Index	BTK
AMEX Biotech-Pharmaceutical Index	BPI
AMEX China Index	CZH
AMEX Computer Hardware Index	HWI
AMEX Consumer Discretionary Select Sct I	IXY
AMEX Defense Index	DFI
AMEX Deutschebank Energy Index	DXE
AMEX Disk Drive Index	DDX
AMEX Energy Industry Cpn Bskt Val Index	MEB
AMEX Equal Weighted Pharmaceutical Index	DGE
AMEX Financial Select Sector Index	IXM
AMEX Gold BUGS Index	HUI
AMEX Gold Miners Index	GDM
AMEX Gold Mining Cmps PLUS Bskt Val Indx	DJG
AMEX Health Care Select Sector Index	IXV
AMEX Industrial 15 Index	IXD
AMEX Industry Standard 100 Internet	XIS
AMEX Institutional Holdings Index	IXH
AMEX Institutional Index	XII
AMEX International Market Index	ADR
AMEX Japan Index	JPN
AMEX Major Market Index	XMI
AMEX Materials Select Sector Index	IXB
AMEX Morgan Stanley Commodities Index	CRX
AMEX Morgan Stanley Consumer Index	CMR
AMEX Morgan Stanley Cyclical Index	CYC
AMEX N American Telecommunications Index	XTC
AMEX Natural Gas Index	XNG
AMEX Networking Index	NWX

[2]	Subject to change at the discretion of the Trusts.

[3]	For purposes of the Code, a broad based market index is one that tracks 100 or more underlying securities
Section: 1.05

Name	Symbol
AMEX Oil and Natural Gas Index	OGX
AMEX Oil Index	XOI
AMEX Pharma. Index	DRG
AMEX Securities Broker/Dealer Index	XBD
AMEX Select Ten Index	XST
AMEX Select Utility Index	UUO
AMEX Semiconductor Index	SIS
AMEX Semiconductor Industry PLUS	IIB
AMEX Smcndctr Indtry PLUS Bskt Val Idx	SDD
AMEX Spade Defense Index	DXS
AMEX StockCar Stocks Index	RCE
AMEX Tobacco Index	TOB
AMEX Utilities Select Sector Index	IXU
CBOE 10-Year Treasury Note	TNX
CBOE 13-Week Treasury Bill	IRX
CBOE 30-Year Treasury Bond	TYX
CBOE 5-Year Treasury Note	FVX
CBOE Asia 25 Index Options	EYR
CBOE China Index Options	CYX
CBOE Euro 25 Index Options	EOR
CBOE Gold Index Options	GOX
CBOE Internet Index Options	INX
CBOE Mexico Index Options	MEX
CBOE Oil Index Options	OIX
CBOE Technology Index	TXX
Cohen & Steers REIT Index	RMP
CSFB Technology Index	CTN
Dow Jones Equity REIT Index	DJR
Dow Jones Industrial Average	DJX
Dow Jones Internet Commerce Index	ECM
Dow Jones Transportation Average	DTX
Dow Jones Utility Average	DUX
Dynamic Large Cap Growth Intellidex	ILH
Dynamic Large Cap Value Intellidex	ILW
Dynamic Mid Cap Growth Intellidex	ILJ
Dynamic Mid Cap Value Intellidex	ILP
Dynamic Small Cap Growth Intellidex	ILK
Dynamic Small Cap Value Intellidex	ILZ
Amercia’s Fastest Growing Companies LargeCap 50 Index	FGL
FORTUNE E-50 Index	FEX
GSTI™ Composite Index Options	GTC
GSTI™ Hardware Index Options	GHA
GSTI™ Internet Index Options	GIN
GSTI™ Multimedia Networking Index Options	GIP
GSTI™ Semiconductor Index Options	GSM
GSTI™ Services Index Options	GSV
Section: 1.05

Name	Symbol
GSTI™ Software Index Options	GSO
Halter USX China Index	HXC
iShares Cohen & Steers Realty Majors	ICF
iShares Dow Jones Transportation Average Index Fund	IYT
iShares Dow Jones U.S. Consumer Goods Sector Index Fund	IYK
iShares Dow Jones U.S. Consumer Services Sector Index Fund	IYC
iShares Dow Jones US Basic Materials	IYM
iShares Dow Jones US Financial Sector	IYF
iShares Dow Jones US Financial Services	IYG
iShares Dow Jones US Healthcare	IYH
iShares Dow Jones US Real Estate	IYR
iShares Dow Jones US Technology	IYW
iShares Dow Jones US Total Market	IYY
iShares Dow Jones US Utilities	IDU
iShares FTSE/Xinhua Index Fund	FXI
iShares Goldman Sachs Natural Resources	IGE
iShares Goldman Sachs Networking	IGN
iShares Goldman Sachs Semiconductor	IGW
iShares Goldman Sachs Software	IGV
iShares Goldman Sachs Technology	IGM
iShares GS $ InvesTopTM Corporate Bond Fund	LQD
iShares Lehman 20+ Year Treasury Bond Fund	TLT
iShares Lehman Aggregate Bond Fund	AGG
iShares MSCI Emerging Markets	EEM
iShares MSCI-Australia	EWA
iShares MSCI-Brazil	EWZ
iShares MSCI-Canada	EWC
iShares MSCI-EAFE	EFA
iShares MSCI-EMU	EZU
iShares MSCI-France	EWQ
iShares MSCI-Germany	EWG
iShares MSCI-Hong Kong	EWH
iShares MSCI-Japan	EWJ
iShares MSCI-Malaysia	EWM
iShares MSCI-Pacific Ex Japan	EPP
iShares MSCI-Singapore	EWS
iShares MSCI-Taiwan	EWT
iShares MSCI-U.K.	EWU
iShares Nasdaq Biotechnology	IBB
iShares Russell Midcap Growth Index Fund	IWP
iShares Russell Midcap Index Fund	IWR
iShares Russell Midcap Value Index Fund	IWS
iShares S&P Global Financial Sector	IXG
iShares S&P Global Healthcare Sector	IXJ
iShares S&P Global Information Technology Sector	IXN
Section: 1.05

Name	Symbol
iShares S&P Global Telecommunications Sector	IXP
iShares S&P Latin America 40	ILF
KBW Capital Markets Index	KSX
KBW Insurance Index	KIX
Lehman Bros 10 Uncmmn Val Idx 2003	UVO
Lehman Brothers 10 Uncommon (1999)	UVL
Lehman Brothers 10 Uncommon (2000)	UVI
Lehman Brothers 10 Uncommon (2001)	UVT
Lehman Brothers Financial Index	UFX
Mergent Dividend Achiever 50 Index	DAY
Mergent Dividend Achievers Index	DAA
Merrill Lynch Global Market Index	GLI
Merrill Lynch Slct Sctr SPDR Grwth	GWI
Merrill Lynch Stable Growth Index	XS
Merrill Lynch Technology 100 Index	MLO
Merrill Lynch Top Ten Yield Index	XMT
MidCap SPDRS	MDY
Morgan Stanley Biotech Index Options	MVB
Morgan Stanley Commodity Related	CRX
Morgan Stanley Health Care Payors	HMO
Morgan Stanley Health Care Products	RXP
Morgan Stanley Health Care Provider	RXH
Morgan Stanley Internet Index	MOX
Morgan Stanley Multinational Company Index	NFT
Morgan Stanley Oil Services Options	MGO
Morgan Stanley REIT Index	RMS
Morgan Stanley Retail Index Options	MVR
Morgan Stanley Technology Index	MSH
PHLX Defense SectorSM	DFX
PHLX Drug SectorSM	RXS
PHLX Europe SectorSM	XEX
PHLX Housing SectorSM	HGX
PHLX Oil Service SectorSM	OSX
PHLX Semiconductor SectorSM	SOX
PHLX TheStreet.com Internet Sector	DOT
PHLX Utility SectorSM	UTY
PHLX/KBW Bank Index	BKX
Select Sector SPDR-Consumer Discretionary	XLY
Select Sector SPDR-Financial	XLF
Select Sector SPDR-Health Care	XLV
Select Sector SPDR-Materials	XLB
Select Sector SPDR-Technology	XLK
Select Sector SPDR-Utilities	XLU
SIG Cable, Media & Entertainment Index TM	SCQ
SIG Casino Gaming Index TM	SGV
SIG Education Index TM	ESU
Section: 1.05

Name	Symbol
SIG Footwear & Athletic Index TM	FSQ
SIG Investment Managers Index TM	SMQ
SIG Restaurant Index TM	DSQ
SIG Semiconductor Capital Equipment Index TM	SEZ
SIG Semiconductor Device Index TM	SDL
SIG Specialty Retail Index TM	RSQ
SIG Steel Producers Index	STQ
Standard & Poor’s Depositary Receipts (SPDR)	SPY
streetTRACKS Dow Jones Global Titans 50 Index	DGT
streetTRACKS Dow Jones US LargeCap Growth	ELG
streetTRACKS Dow Jones US LargeCap Value	ELV
streetTRACKS Dow Jones US SmallCap Growth	DSG
streetTRACKS Dow Jones US SmallCap Value	DSV
streetTRACKS Morgan Stanley Technology	MTK
streetTRACKS Wilshire REIT	RWR
The Dow Industrials DIAMONDS	DIA
The WilderHill Clean Energy Index	ECO
Section: 1.05

EXHIBIT E
NATIONWIDE MUTUAL FUNDS / NATIONWIDE VARIABLE INSURANCE TRUST
PRIVATE PLACEMENT APPROVAL REQUEST FORM
(Attach a copy of the private placement memorandum, offering memorandum or any other relevant documentation)

Name:	Employee ID:	Office Phone No.

E-mail	Department/Job Title

1.	Name of the sponsor’s corporation, partnership or other entity:

2.	Name of the private placement

3.	Is the sponsor’s corporation, partnership or other entity:	Private ☐	Public ☐

4.	Type of the security or fund:

5.	Nature of the participation (stockholder, selling agent, general partner, limited partner). Indicate all applicable.

6.	Have you received or will you receive “selling compensation” in connection with the transaction? Yes ☐ No ☐
(selling compensation means any compensation paid directly or indirectly from whatever source in connection with or as a result of the purchase or sale of a security, though not limited to, commissions, finders fees, securities, rights to participate in profits, tax benefits, or dissolution proceeds, as a general partner or otherwise, or expense reimbursement)

If yes, describe the nature of compensation:

7.	Planned date of transaction:

8.	Size of offering (if a fund, size of fund)

9.	Size of your participation (number of units/shares and total dollar amount)

10.	Your participation as a percentage of total shares or units outstanding:

11.	Does/Will the investment carry limited or unlimited liability?	Limited ☐ Unlimited ☐
12.	Will the investment require any use of premises, facilities or materials of NFG or any of its affiliates?
Yes ☐       No ☐

If yes, please describe:

13.	Have you or do you intend to recommend, refer or solicit others in any way in connection with this investment? Yes ☐ No ☐
14.	Is NFG or any of its affiliates in any way involved? Yes ☐ No ☐

If yes, please describe.

15.	Describe the business to be conducted by the issuer of the private placement?

Section: 1.05

16.	If the private placement is a Fund, describe its investment objective (value, growth, core or specialty).

17.	Has this private placement been made available to any Nationwide Mutual Fund or any Managed Account where either you or the person you report to exercises investment discretion? Yes ☐ No ☐ If no, state why.

18.	If the answer to question 17 is “Yes” please describe which Fund or Managed Account.

19.	Do you participate or do you plan to participate in any investment decision for the private placement? Yes ☐ No ☐

If yes, please describe.

20.	Do you participate or do you plan to participate in the management of the sponsor? Yes ☐ No ☐

If yes, state title and give description of duties.

21.	Describe how you became aware of this private placement.

22.	To the best of your knowledge, will this private placement result in an initial public offering within the next 12-18 months? Yes ☐ No ☐
Please note: An Outside Business Activity Disclosure must also be filed in advance with the Compliance Department by any employee intending to hold a management position in any business other than with NFG.
By signing below, I certify that my responses to this form are true and correct to the best of my knowledge. I will report any changes in this information promptly, in writing, to my designated manager and to the Compliance Department and will obtain written acknowledgement or approval as required by NFG policy before any additional involvement such as participation in additional sales, holdings, compensation or participation in the company’s management or before engaging in any future private securities transactions. I hereby confirm that any private securities transaction described in this questionnaire is unrelated to and beyond the scope of my employment by NFG. Notwithstanding the immediate preceding sentence, I understand that regulations and NFG policy require that I obtain NFG’s consent to any private securities transaction, and I acknowledge that such consent, if granted, is revocable at any time and is subject to my understanding and acknowledgement that such private securities transaction is in no way sponsored by NFG and shall give rise to no liability on the part of NFG whatsoever, whether by way of indemnification, insurance or otherwise.

Employee Signature	Date

Section: 1.05

EXHIBIT F
Nationwide Mutual Funds
Nationwide Variable Insurance Trusts
Nationwide Savings Plan(s) Disclosure
__ I currently participate in the Nationwide 401(k) Savings Plan
__ I do not participate in the Nationwide 401(k) Savings Plan
I understand that should I elect the self-directed brokerage option offered through the Nationwide 401(k) program, this is considered a covered account under the Code and that all transactions in Covered Securities must be pre-cleared. Should I elect in the future to open this self-directed brokerage account, I understand that I must obtain pre-approval from the Trust’s Chief Compliance Officer.
By signing below I authorize the Trust’s Chief Compliance Officer, or his designee, to review transaction activity for any benefit plan offered to me by Nationwide. I understand that this monitoring is required to conform with the Code Market Timing prohibition, and to comply with the SEC’s objective for enhanced disclosure.

Print Name

Signature

Date
Section: 1.05

EXHIBIT G
NATIONWIDE MUTUAL FUNDS
NATIONWIDE VARIABLE INSURANCE TRUSTS
NEW BROKERAGE ACCOUNT APPROVAL FORM
Please complete this form to establish a new account for which you will have beneficial ownership. Please make additional copies of this page as necessary, in order to include information for any new account you wish to establish. Please submit the completed form to the Trust’s Chief Compliance Officer.
You will be notified via email regarding the status of your request.

Print Name:

I would like to open an account to be held by the following institution:

The account will be titled in the name(s) as follows:

Employee’s relationship to the account owner:

☐	This account is NOT independently managed; I am involved in the investments decisions.

☐	This account is independently managed; I am NOT involved in the investment decisions.

Name of the investment manager and relationship, if any:

EMPLOYEE’S SIGNATURE:	DATE:

As a reminder, you are required to ensure that the Compliance Department receives duplicate copies of all statements. Statements should be sent directly from the financial institution to the following address:
NATIONWIDE FUNDS GROUP
C/O: COMPLIANCE DEPARTMENT
P.O. BOX 578
CONSHOHOCKEN, PA 19428
Section: 1.05